Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

	Three months ended March 31,	Year ended December 31,
(dollars in thousands)	2005	2004	2003	2002	2001	2000
a. Ratio of Earnings to Fixed Charges

Including Interest on Deposits

Earnings:
Income from operations before income taxes	$203,311	$540,727	$361,533	$138,086	$106,385	$1,165,120
Fixed charges	113,105	500,590	646,595	799,907	960,241	894,923

Earnings, for computation purposes	$316,416	$1,041,317	$1,008,128	$937,993	$1,066,626	$2,060,043

Fixed Charges:
Interest on borrowings	$16,480	$67,834	$52,239	$42,700	$61,332	$61,797
Interest on deposits	95,889	427,822	581,551	729,294	872,977	812,982
Portion of rents representative of the interest factor	736	4,934	12,805	27,913	25,932	20,144

Fixed charges, including interest on deposits, for computation purposes	$113,105	$500,590	$646,595	$799,907	$960,241	$894,923

Ratio of earnings to fixed charges, including interest on deposits	2.80	2.08	1.56	1.17	1.11	2.30

Excluding Interest on Deposits

Earnings:
Income from operations before income taxes	$203,311	$540,727	$361,533	$138,086	$106,385	$1,165,120
Fixed charges	17,216	72,768	65,044	70,613	87,264	81,941

Earnings, for computation purposes	$220,527	$613,495	$426,577	$208,699	$193,649	$1,247,061

Fixed Charges:
Interest on borrowings	$16,480	$67,834	$52,239	$42,700	$61,332	$61,797
Portion of rents representative of the interest factor	736	4,934	12,805	27,913	25,932	20,144

Fixed charges, excluding interest on deposits, for computation purposes	$17,216	$72,768	$65,044	$70,613	$87,264	$81,941

Ratio of earnings to fixed charges, excluding interest on deposits	12.81	8.43	6.56	2.96	2.22	15.22

	Three months ended March 31,	Year ended December 31,
(dollars in thousands)	2005	2004	2003	2002	2001	2000
b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements(1)

Including Interest on Deposits

Earnings:
Income from operations before income taxes	$203,311	$540,727	$361,533	$138,086	$106,385	$1,165,120
Fixed charges	113,105	500,590	646,595	799,907	960,241	894,923

Earnings, for computation purposes	$316,416	$1,041,317	$1,008,128	$937,993	$1,066,626	$2,060,043

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on borrowings	$16,480	$67,834	$52,239	$42,700	$61,332	$61,797
Interest on deposits	95,889	427,822	581,551	729,294	872,977	812,982
Portion of rents representative of the interest factor	736	4,934	12,805	27,913	25,932	20,144

Fixed charges, including interest on deposits, for computation purposes	$113,105	$500,590	$646,595	$799,907	$960,241	$894,923

Preferred stock dividend requirements	—	—	—	—	—	—

Fixed charges and preferred stock dividend requirements, including interest on deposits, for computation purposes	$113,105	$500,590	$646,595	$799,907	$960,241	$894,923

Ratio of earnings to combined fixed charges and preferred stock dividend requirements, including interest on deposits	2.80	2.08	1.56	1.17	1.11	2.30

Excluding Interest on Deposits

Earnings:
Income from operations before income taxes	$203,311	$540,727	$361,533	$138,086	$106,385	$1,165,120
Fixed charges	17,216	72,768	65,044	70,613	87,264	81,941

Earnings, for computation purposes	$220,527	$613,495	$426,577	$208,699	$193,649	$1,247,061

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on borrowings	$16,480	$67,834	$52,239	$42,700	$61,332	$61,797
Portion of rents representative of the interest factor	736	4,934	12,805	27,913	25,932	20,144

Fixed charges, excluding interest on deposits, for computation purposes	$17,216	$72,768	$65,044	$70,613	$87,264	$81,941

Preferred stock dividend requirements	—	—	—	—	—	—

Fixed charges and preferred stock dividend requirements, excluding interest on deposits, for computation purposes	$17,216	$72,768	$65,044	$70,613	$87,264	$81,941

Ratio of earnings to combined fixed charges and preferred stock dividend requirements, excluding interest on deposits	12.81	8.43	6.56	2.96	2.22	15.22

(1)   Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.